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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 2004 (except for the fourth paragraph of Note 1, as to which the date is July 27, 2004) in Amendment No. 7 to the Registration Statement on Form S-1 (No. 333-114735) and related Prospectus of Nanosys, Inc. for the registration of shares of its common stock.

                                                         /s/ Ernst & Young LLP

Palo Alto, California
July 27, 2004